UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2010 (October 18, 2010)

New Hampshire Thrift Bancshares, Inc.

(Exact name of registrant as specified in its charter)

NH	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9, Newport, New Hampshire	03773
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 2.02.	Results of Operations and Financial Condition.

On October 18, 2010, New Hampshire Thrift Bancshares, Inc. (the “Company”) issued a press release (the “Press Release”) announcing its earnings for the third quarter of the 2010 fiscal year. The Press Release was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 18, 2010. The Press Release included an incorrect earnings per share figure for the Company’s quarter ended September 30, 2009. On October 21, 2010, the Company issued a press release containing the correct figure. That corrective press release dated October 21, 2010 is furnished as Exhibit 99.1 with this Amendment No. 1 to the Current Report on Form 8-K and has been posted to the Company’s website.

The information contained in this Item 2.02, including the exhibit referenced herein, is being furnished and, as a result, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18, and nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of New Hampshire Thrift Bancshares, Inc., dated October 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.
(Registrant)

By:	/s/ Stephen R. Theroux
Stephen R. Theroux
President

Date: October 21, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of New Hampshire Thrift Bancshares, Inc., dated October 21, 2010